UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 10, 2005

MGM MIRAGE

(Exact name of registrant as specified in its charter)

Delaware	0-16760	88-0215232

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3600 Las Vegas Boulevard South, Las Vegas, Nevada 89109

(Address of principal executive offices – Zip Code)

(702) 693-7120

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02  RESULTS OF OPERATIONS AND FINANCIAL CONDITION

Subsequent to MGM MIRAGE’s fourth quarter earnings release, Borgata received a notice of refund regarding certain state tax credits and recorded a fourth quarter benefit for amounts earned in 2003 and 2004, which had previously been fully reserved. MGM MIRAGE’s share of the adjustment (based on its 50% ownership of Borgata) is $11.5 million on a pre-tax basis, and the impact of the adjustment on the Company’s results of operations is summarized as follows:

	Three months ended		Year ended
	December 31, 2004		December 31, 2004
	Previously		Previously
	Announced	Adjusted	Announced	Adjusted
	(In millions, except per share amounts)
Income from continuing operations
before income taxes	$110.4	$121.9	$544.3	$555.8
Provision for income taxes	(42.5)	(47.0)	(201.4)	(205.9)
Income from continuing operations	67.9	74.9	342.9	349.9
Net income	67.9	74.9	405.4	412.3
Basic earnings per share
Income from continuing operations	$0.49	$0.54	$2.46	$2.51
Net income per share	0.49	0.54	2.90	2.95
Diluted earnings per share
Income from continuing operations	$0.47	$0.52	$2.37	$2.42
Net income per share	0.47	0.52	2.80	2.85

The adjustment had no impact on the Company’s previously announced net revenues or operating income. A revised consolidated statement of income and balance sheet reflecting the adjustment will be included in the Company’s Annual Report on Form 10-K to be filed with the Securities and Exchange Commission by March 11, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MGM MIRAGE
Date: March 10, 2005	By:	/s/ BRYAN L. WRIGHT
Bryan L. Wright,
Senior Vice President – Assistant General Counsel, and Assistant Secretary

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